     As filed with the Securities and Exchange Commission on August 14, 1997

                                                       Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       MEDICIS PHARMACEUTICAL CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                                     52-1574808
(State of Incorporation)                                     (I.R.S. Employer
                                                             Identification No.)
                            4343 East Camelback Road
                                    Suite 250
                             Phoenix, Arizona 85018
                    (Address of Principal Executive Offices)

                       Medicis Pharmaceutical Corporation
                             1996 Stock Option Plan
                              (Full Title of Plan)

                       ----------------------------------
                                 Jonah Shacknai
                      Chairman and Chief Executive Officer
                       Medicis Pharmaceutical Corporation
                            4343 East Camelback Road
                                    Suite 250
                             Phoenix, Arizona 85018
                     (Name and Address of Agent for Service)
                                 (602) 808-8800
          (Telephone Number, Including Area Code of Agent for Service)

                                    Copy to:
                             Frank M. Placenti, Esq.
                                 Bryan Cave LLP
                            2800 North Central Avenue
                             Phoenix, Arizona 85004

                         CALCULATION OF REGISTRATION FEE

Title of Securities to   Amount to be           Proposed Maximum       Proposed Maximum        Amount of
be Registered            Registered (1)         Offering Price Per     Aggregate Offering      Registration Fee
                                                Share (2)              Price (2)

Common Stock, $.014      1,950,000 shares and   $ 42.5                 $82,875,000             $25,113.64
par value and            rights
Preferred Stock
Purchase Rights (3)

(1) Plus such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of the Class A Common Stock on the Nasdaq National Market on June 16, 1997.

(3) The Preferred Stock Purchase Rights initially trade with the Class A Common Stock and are not currently exercisable.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement relates to 1,950,000 shares of Common Stock, par value $.014, of Medicis Pharmaceutical Corporation ("Registrant" or "Company") being registered for use under the Registrant's 1996 Stock Option Plan (the "Plan").

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents which have been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

                  (a) The Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 1996;

                  (b) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996;

                  (c) Quarterly Report on Form 10-Q, as amended, for the fiscal quarter ended December 31, 1996;

                  (d) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

                  (e) Current Report on Form 8-K, dated August 2, 1996;

                  (f) Current Report on Form 8-K, dated January 22, 1997;

                  (g) Current Report on Form 8-K, dated March 28, 1997;

                  (h) Proxy Statement for 1996 Annual Meeting of Shareholders;

                  (j) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form S-3 (Registration No. 333-10247), filed with the Commission on August 15, 1996, and any amendment thereto updating such description; and

                  (k) The description of the Company's Preference Stock Purchase Rights contained in the Company's Registration Statement on Form S-3 (Registration No. 333-10247), filed with the Commission on August 15, 1996, and any amendment thereto updating such description.

                  All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article VI of the Company's Certificate of Incorporation and
Article VI of the Company's By-Laws provide for the indemnification of its directors and officers under certain circumstances and are incorporated herein by reference.

                  Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under a corporation's by-laws, by agreement, vote, or otherwise.

                  In May 1997, the Company purchased insurance in the aggregate amount of $7,000,000 covering the Company's directors and officers against claims arising out of their service to the Company and its subsidiaries. The insurance policy runs for a period of one year at a total cost of approximately $185,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number            Description
------            -----------

4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1b to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File No. 0-18443, previously filed with the Commission)


4.2 By-Laws (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1992, File No. 0-18443, previously filed with the Commission)

4.3 Rights Agreement, dated as of April 17, 1995, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, File No. 0-18443, filed with the Commission on August 18, 1995)

4.4 Amendment No. 1 to Rights Agreement, dated as of April 15, 1996, by and between the Company and American Stock Transfer & Trust Company, as Rights Agreement (incorporated herein by reference to Exhibit 4 to Amendment No. 1 on Form 8-A/A to the Company's Registration Statement on Form 8-A, File No. 0-18443, filed with the Commission on April 16,
         1996)

4.5 Amendment No. 2 to Rights Agreement, dated as of March 17, 1997, between the Company and Norwest Bank Minnesota, N.A., as successor-in-interest to American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.1b to the Company's Quarterly Report on Form 10-Q, File No. 0-18443, filed with the Commission on May 9, 1997)

5        Opinion of Bryan Cave LLP

23.1     Consent of Ernst & Young LLP

23.2     Consent of Bryan Cave LLP (included in Exhibit 5)

24       Power of Attorney (included on signature pages of this Registration
         Statement)

99.1     Medicis Pharmaceutical Corporation 1996 Stock Option Plan

99.2 Form of Incentive Stock Option Certificate Agreement relating to options granted under the Medicis Pharmaceutical Corporation 1996 Stock Option Plan

99.3 Form of Non-Qualified Employee Stock Option Certificate Agreement relating to options granted under the Medicis Pharmaceutical Corporation 1996 Stock Option Plan

99.4 Form of Non-Qualified Non-Employee Consultant Stock Option Certificate Agreement relating to options granted under the Medicis Pharmaceutical Corporation 1996 Stock Option Plan

99.5 Form of Non-Qualified Non-Employee Director Stock Option Certificate Agreement relating to options granted under the Medicis Pharmaceutical Corporation 1996 Stock Option Plan

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement:

provided however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this Section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 11th day of August, 1997.

                                     MEDICIS PHARMACEUTICAL CORPORATION

                                     By:      /s/ Jonah Shacknai
                                              -------------------------
                                              Jonah Shacknai
                                              Chairman and
                                              Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose individual signature appears below hereby authorizes Jonah Shacknai and Mark A. Prygocki, Sr., or either one of them, to execute in the name of each such person and to file any amendment to this Registration Statement and appoints Jonah Shacknai and Mark A. Prygocki, Sr., or either one of them, as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file any amendments to this Registration Statement, including any and all post-effective amendments.

Signature                                   Title                                       Date

/s/ Arthur G. Altschul, Jr.                 Director                                    August 5, 1997
---------------------------
    Arthur G. Altschul, Jr.

/s/ Richard L. Dobson, M.D.                 Director                                    August 5, 1997
---------------------------
    Richard L. Dobson, M.D.


/s/ Peter S. Knight                         Director                                    August 5, 1997
---------------------------
    Peter S. Knight


/s/ Michael A. Pietrangelo                  Director                                    August 5, 1997
---------------------------
    Michael A. Pietrangelo


/s/ Mark A. Prygocki, Sr.                   Chief Financial Officer,                    August 5, 1997
---------------------------                 Secretary and Treasurer
    Mark A. Prygocki, Sr.                   (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Philip S. Schein, M.D.                  Director                                    August 5, 1997
---------------------------
    Philip S. Schein, M.D.

/s/ Lottie H. Shackelford                   Director                                    August 5, 1997
---------------------------
    Lottie H. Shackelford

/s/ Jonah Shacknai                          Chairman of the Board                       August 5, 1997
---------------------------                 of Directors and Chief
    Jonah Shacknai                          Executive Officer

                                  Exhibit Index

Exhibit
Number   Description
------   -----------

4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1b to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File No. 0-18443, previously filed with the Commission)

4.2 By-Laws (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1992, File No. 0-18443, previously filed with the Commission)

4.3 Rights Agreement, dated as of April 17, 1995, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit I to the Company's Registration Statement on Form 8-A, File No. 0-18443, filed with the Commission on August 18. 1995)

4.4 Amendment No. 1 to Rights Agreement, dated as of April 15, 1996, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4 to Amendment No. 1 on Form 8-A/A to the Company's Registration Statement on Form 8-A, File No. 0-18443, filed with the Commission on April 16,
         1996)

4.5 Amendment No. 2 to Rights Agreement, dated as of March 17, 1997, between the Company and Norwest Bank Minnesota, N.A., as successor-in-interest to American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.1b to the Company's Quarterly Report on Form 10-Q, File No. 0-18443, filed with the Commission on May 9, 1997.

5        Opinion of Bryan Cave LLP

23.1     Consent of Ernst & Young LLP

23.2     Consent of Bryan Cave LLP (included in Exhibit 5)

24       Power of Attorney (included on signature pages of this Registration
         Statement)

99.1     Medicis Pharmaceutical Corporation 1996 Stock Option Plan

99.2 Form of Incentive Stock Option Certificate Agreement relating to options granted under the Medicis Pharmaceutical Corporation 1996 Stock Option Plan

99.3 Form of Non-Qualified Employee Stock Option Certificate Agreement relating to options granted under the Medicis Pharmaceutical Corporation 1996 Stock Option Plan

99.4 Form of Non-Qualified Non-Employee Consultant Stock Option Certificate Agreement relating to options granted under the Medicis Pharmaceutical Corporation 1996 Stock Option Plan

99.5 Form of Non-Qualified Non-Employee Director Stock Option Certificate Agreement relating to options granted under the Medicis Pharmaceutical Corporation 1996 Stock Option Plan



                                      II-9